EXHIBIT 10.8

SCS LICENSE AGREEMENT

This SCS License Agreement (the "Agreement"), which is agreed to be effective as hereinafter provided, is by and between St. Jude Medical, Inc., a Minnesota corporation having its principal place of business at One Lillehei Plaza, St. Paul, Minnesota, 55117 ("St. Jude"), and Boston Scientific Corporation, a Delaware corporation having its principal place of business at One Boston Scientific Place, Natick Massachusetts, 01760-1537 ("BSC").

RECITALS

A.  Advanced Bionics Corporation ("ABS"), a wholly-owned subsidiary of BSC and Advanced Neuromodulation Systems, Inc. ("ANS"), a wholly-owned subsidiary of St. Jude, are adverse parties in the following currently pending litigation matters (collectively referred to as the "SCS Cases"):

   1) Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corporation, Civil Action No. 4:04cv131 (E.D. Tex);

   2) Advanced Bionics Corporation v. Advanced Neuromodulation System, Inc., Civil Action No. 4:04cv131 (E.D. Tex.); and

   3) the arbitration proceeding before the International Institute for Conflict Prevention and Resolution, Case No. G-06-08A.

B.  St. Jude and BSC and certain of their respective Affiliates are engaged in, inter alia, the design, development, manufacture, and sale of devices for spinal cord stimulation.

C.  St. Jude and BSC and certain of their respective Affiliates own or hold certain rights in the Patents-In-Suit.

D.  Pursuant to a Settlement Agreement dated July 29, 2006, St. Jude and BSC have agreed to terminate the SCS Cases in return for, inter alia, the granting of certain rights by and between St. Jude and BSC concerning the Patents-In-Suit (the "Settlement Agreement").

Now therefore, in consideration of the covenants and agreements set forth herein and the Settlement Agreement, pursuant to which a number of additional cases between St. Jude and BSC are either resolved or limited in scope, and for valuable consideration receipt of which is hereby acknowledged, St. Jude and BSC mutually agree as follows:

ARTICLE I

Definitions of Certain Terms

For the purposes of this Agreement, the following terms shall have the meaning specified below. Whenever used in the Agreement, "include," "includes," and "including" shall be deemed to be followed by "without limitation," whether or not it is followed by such words.

Section 1.01. Affiliate. "Affiliate" means any person or entity that controls or is controlled by or is under common control with St. Jude or BSC on the Effective Date or at any time thereafter.

For purposes of this Section 1.01, ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock or other comparable ownership interest of the corporation or entity carrying the right to vote for or appoint directors or their equivalent (if not a corporation) shall constitute control thereof. "Affiliate" of a third party means a person or entity that controls, is controlled by, or under common control with, such third party.

Section 1.02. Patents-In-Suit. "Patents-In-Suit" means U.S. Patent Nos. 6,516,227; 6,381,496; 6,216,045; 6,154,678; and 4,793,353.

Section 1.03. BSC Licensed Patents.

(a)  "BSC Licensed Patents" means U.S. Patent Nos. 6,516,227 and 6,381,496, including all divisionals, continuations, continuations-in-part, reissues, reexaminations and foreign counterparts, except as set forth in Section 1.03(c), below.

(b)  Without limiting the foregoing, the term "BSC Licensed Patents" specifically includes, but is not limited to, all present patents and patent applications listed on Exhibit A of this Agreement. BSC believes that Exhibit A is a complete listing of its U.S. patents and patent applications within the foregoing definition of BSC Licensed Patents which are in existence as of the Effective Date, and any errors, overinclusions, or omissions from Exhibit A will be deemed to be inadvertent and not a material breach. Present foreign patents and patent applications, including foreign counterparts of U.S. patents and patent applications listed on Exhibit A, have intentionally not been included in Exhibit A but are deemed to be BSC Licensed Patents if they are covered by the foregoing definition in this Section 1.03.

(c)  Notwithstanding the foregoing, the term "BSC Licensed Patents" specifically excludes the following:

   (1) Claims 3-15 and 20-53 of U.S. Patent No. 6,516,227;

   (2) Claims 2, 6 and 10 of U.S. Patent No. 6,895,280; and

   (3) any patent claim with priority based on U.S. Patent Nos. 6,516,227 or 6,895,280 that claims multiple independent current sources for generating independently-controlled stimulus currents on multiple electrodes, thereby having the equivalent function to the device as claimed in any of the claims excluded pursuant to sub-sections (1) and (2), above.

Section 1.04. St. Jude Licensed Patents.

(a)  "St. Jude Licensed Patents" means U.S. Patent Nos. 6,154,678 and 4,793,353, including all divisionals, continuations, continuations-in-part, reissues, reexaminations and foreign counterparts.

(b)  "St. Jude Licensed Patents" also means U.S. Patent No. 6,216,045, including all divisionals, continuations, continuations-in-part, reissues, reexaminations, and foreign counterparts, for use in the SCS Field and excludes any use outside of the SCS Field.

(c)  Without limiting the foregoing, the term "St. Jude Licensed Patents" specifically includes, but is not limited to, all present patents and patent applications listed on Exhibit A of this Agreement. St. Jude believes that Exhibit A is a complete listing of its U.S. patents and patent applications within the foregoing definition of St. Jude Licensed Patents which are in existence as of the Effective Date, and any errors, overinclusions, or omissions from Exhibit A will be deemed to be inadvertent and not a material breach. Present foreign patents and patent applications, including foreign counterparts of U.S. patents and patent applications listed on Exhibit A, have intentionally not been included in Exhibit A but are deemed to be St. Jude Licensed Patents if they are covered by the foregoing definition in this Section 1.04.

Section 1.05. SCS Field. "SCS Field" shall mean spinal cord stimulation to treat or manage chronic pain of the trunk and limbs.

Section 1.06. Effective Date. "Effective Date" shall mean July 29, 2006.

 ARTICLE II

Cross License

Section 2.01. License. Subject to the terms, conditions, and limitations set forth herein:

(a)  St. Jude grants (and will cause its Affiliates to grant) to BSC and its Affiliates a non-exclusive, irrevocable, perpetual, fully paid-up (except for royalties due to a third party, if any) worldwide license or sublicense, as the case may be, without the right to sublicense, under the St. Jude Licensed Patents to make, have made, use, sell, have sold, offer for sale, distribute, have distributed, and otherwise dispose of products, including supplying or causing to be supplied components thereof for use therein, and further including importing products, or components thereof for use therein, into any jurisdiction where St. Jude Licensed Patents are effective and which are manufactured in accordance with a method of any St. Jude Licensed Patent.

(b)  BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates a non-exclusive, irrevocable, perpetual, fully paid-up (except for royalties due to a third party, if any) worldwide license or sublicense, as the case may be, without the right to sublicense, under the BSC Licensed Patents to make, have made, use, sell, have sold, offer for sale, distribute, have distributed, and otherwise dispose of products, including supplying or causing to be supplied components thereof for use therein, and further including importing products, or components thereof for use therein, into any jurisdiction where BSC Licensed Patents are effective and which are manufactured in accordance with a method of any BSC Licensed Patent.

(c)  If any party has products made for it under the above license grant, such products must bear its or one of its Affiliates’ trade names or trademarks; however, such products may bear third-party trade names or trademarks for materials or components used in such products.

(d)  The licenses granted in this Section 2.01 shall be irrevocable except for the specific exceptions described in the change of control situations contemplated by provisions of Section 9.02 below.

Section 2.02. Regarding OEM Activities. The licenses granted or to be granted under this Article II shall not be used in such a way as to manufacture products on an original equipment manufacturer (“OEM”) basis for any person or entity other than St. Jude and its Affiliates or BSC and its Affiliates. The licenses granted or to be granted under this Article II shall apply to and for the benefit of products manufactured by a party to this Agreement for a third party who is licensed under the appropriate patents of the other party to this Agreement where, and to the extent that, the third party's license permits such third party to "have made" such products for such third party. Nothing in this Agreement shall preclude the use of the licenses granted or to be granted under this Article II by a party or its Affiliate for the purpose of having products manufactured by a third party on an OEM basis for such party or its Affiliate; provided, however, that such products must bear the trademark or trade name of such party or its Affiliate. Notwithstanding the foregoing, such products may bear third-party trade names or trademarks for materials or components used in such products.

Section 2.03. Certain Conditions, Limitations and Understandings. The licenses and sublicenses granted under this Agreement are expressly made subject to the following conditions, limitations and understandings:

(a)  The licenses are personal to the parties hereto, and are nonassignable and nontransferable, except as set forth in Section 9.02 below.

(b)  The parties and their Affiliates shall have the right, in their sole and absolute discretion, to control the maintenance, abandonment, extension, and licensing of their own patents including the BSC Licensed Patents and St. Jude Licensed Patents; provided however, that no such license or other transfer of interest shall in any manner abridge the rights of the other party granted under this Agreement.

(c)  The owner of a BSC Licensed Patent or St. Jude Licensed Patent shall have the right to enforce, or not to enforce, such patents in its sole and absolute discretion against all persons and organizations other than a party or Affiliate of a party hereto.

(d)  The licenses granted herein shall not extend to any technical know-how or design information, manufacturing, marketing, and/or processing information or know-how, designs, drawings, mask works, specifications, software source code, algorithms, clinical data, or other documents directly or indirectly pertinent to the use of the BSC Licensed Patents or St. Jude Licensed Patents, or to the use of any trademarks or trade names, service marks, or software copyrights or other copyrights (including copyright registrations) of any party, and the parties acknowledge that there is no obligation upon any party or its Affiliates to provide such information, know-how, designs, drawings, mask works, specifications, software source code, algorithms, clinical data, or other documents.

(e)  Except as otherwise expressly provided in this Agreement, all licenses are granted for the life of the covered patents.

(f)  All licenses and sublicenses required to be granted by Affiliates under this Agreement shall be subject to the terms and conditions set forth in this Agreement.

(g)  Any assignment or other transfer by a party or its Affiliate of that entity's interest in (i) a BSC Licensed Patent or (ii) a St. Jude Licensed Patent shall be made subject to the rights of the other party and its Affiliates under this Agreement.

(h)               Any license extended to an Affiliate shall continue only so long as "Affiliate" status is maintained, or as permitted pursuant to the other party’s consent.

ARTICLE III

Representations, Warranties and Limitations

Section 3.01. Certain Representations and Warranties.

(a)  Each party represents and warrants to the other party as follows and acknowledges that each of the following representations and warranties has been relied upon by the other party and is material to the other party's decision to enter into the Agreement: each party hereto has the requisite power and authority, corporate and otherwise, to execute and perform the Agreement, to grant the licenses and sublicenses provided for herein, and, except as provided in this Section 3.01, to cause such party’s Affiliates to execute and perform the Agreement and to grant the licenses and sublicenses provided for herein.

(b)  To the extent that a party shall lack the requisite authority to cause an Affiliate of such party to execute or perform this Agreement or to grant the licenses or sublicenses as provided in this Agreement, then such party shall defend, indemnify, and hold harmless the other party and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of the other party and its Affiliates, against any and all legal expenses, costs, and judgments arising from claims, controversies, demands, rights, disputes, grievances, or causes of action that would have been avoided had such party caused such Affiliate to execute or perform the Agreement or to grant the licenses or sublicenses as provided in this Agreement.

(c)  Neither party hereto is a party to any license, agreement or other instrument which would prohibit or restrict the granting of the licenses or sublicenses herein.

Section 3.02. Disclaimers. Nothing contained in this Agreement shall be construed as:

(a)  A warranty or representation by any party hereto as to the validity, scope, or enforceability of any BSC Licensed Patents or St. Jude Licensed Patents; or

(b)  A warranty or representation by any party hereto that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)  An obligation to bring or prosecute actions or suits against third parties for patent infringement, or as an agreement by the parties to assist each other in any manner in the defense of any claim of infringement brought by a third party; or

(d)  An obligation to file or prosecute any patent application, to secure the grant of any patent or any reissue or extension thereof, or to pay any maintenance fee or annuity or tax or take any other steps to maintain any patent; or

(e)  A representation, warranty, or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by any party with respect to the use, sale, or other disposition by the other party or its agents, representatives, distributors, or users of products incorporating or made by use of inventions licensed under this Agreement.

Section 3.03. Limitations. Each party shall be responsible for its design, manufacture, instructions for use, quality control, and all safety-related activities relating to its own products, whether or not manufactured under license from the BSC Licensed Patents or the St. Jude Licensed

Patents, and shall not be responsible for the products of the other party, the other party's Affiliates, or any other party or person.

ARTICLE IV

Term

Section 4.01. Term. This Agreement shall be effective as of the Effective Date and shall continue in force and effect until the expiration of the last to expire of the patents licensed and sublicensed pursuant to the provisions of this Agreement.

ARTICLE V

Confidentiality/Publicity Concerning Agreement

Section 5.01. Confidentiality/Publicity Concerning Agreement. It is intended that, to the extent possible, the terms of this Agreement remain confidential. No party or any Affiliate of a party shall originate any publicity, news release, or other such general public announcement or make any other disclosure to any third party regarding the terms of this Agreement without the express written consent of the other party (without limitation, the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its Affiliate to its employees, shareholders, directors, officers, accountants, auditors and legal counsel). Notwithstanding the foregoing provision, the parties and their respective Affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by counsel to fulfill an obligation under securities laws or the rules of the New York Stock Exchange or other applicable stock exchange or to protect any intellectual property right in any territory so long as the disclosing party provides notice to the other party at least five (5) business days prior to such disclosure. However, the Parties agree that, with regard to any required disclosure to the Securities and Exchange Commission regarding this Agreement or the fact that it has been executed that is made on or around the Effective Date, prior notice to the other party shall not be required.

ARTICLE VI

Notice

Section 6.01. Notice. Any notice or other communication to be made pursuant to this Agreement shall be sent to the other party at its address listed below or at such other address such party may hereinafter designate to the other party in writing:

If to BSC:

President and CEO
Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Facsimile No.: (508) 650-8956

with a copy to:

General Counsel
Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Facsimile No.: (508) 650-8956

If to St. Jude:

President and CEO
St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117
Facsimile No.: (651) 481-7690

with a copy to:

General Counsel
St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117
Facsimile No.: (651) 481-7690

Notice shall be deemed to have been given (i) at the expiration of two (2) business days from the date of delivery of a facsimile transmission, provided that a copy is deposited postage prepaid for delivery with the postal service or given for delivery to an express courier service on the same date as the sending of the facsimile, or (ii) ten (10) business days from the date the communication is deposited postage prepaid with the postal service or given to an express courier service, unless actual receipt of the notice at an earlier date is established. Without limitation of the foregoing, a written receipt signed by the addressee or its duly appointed representative situated at the addresses set forth hereinabove shall constitute sufficient evidence of service. Either party may change its address and facsimile information by written notice given in accordance with the provisions of this Section.

ARTICLE VII

Loss of Patents

Section 7.01. Loss of Patents. The loss of any patent(s) or patent application(s) embraced by the term "BSC Licensed Patents" or "St. Jude Licensed Patents" by any party hereto, through abandonment, failure to renew, declaration of invalidity, or otherwise, shall not be cause to terminate this Agreement or the licenses granted hereunder with respect to all other BSC Licensed Patents or St. Jude Licensed Patents and such loss, or any declaration of noninfringement, invalidity, or unenforceability, shall not be deemed a failure of consideration.

ARTICLE VIII

Alternative Dispute Resolution

Section 8.01. Alternative Dispute Resolution.

(a)  Any dispute concerning whether any party’s actions are licensed under Article II of this Agreement, that is not resolved by negotiation as provided in subsection (c) of this Section 8.01 shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in Exhibit B.

(b)  Any dispute that arises out of or relates to this Agreement, including an alleged breach of this Agreement but excluding any dispute within the scope of subsection (a) of this Section 8.01, between (i) St. Jude or a St. Jude Affiliate and (ii) BSC or a BSC Affiliate that is not resolved by negotiation as provided in subsection (c) of this Section 8.01 shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in Exhibit C.

(c)  The parties recognize that a bona fide dispute may arise from time to time as to certain matters that relate to this Agreement. In all such instances, any party may, by written notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Such designated employees are as follows:

For BSC:

General Counsel
Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Facsimile No.: (508) 650-8956

For St. Jude:

General Counsel
St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117
Facsimile No.: (651) 481-7690

Any settlement reached by the parties under this Section 8.01 shall not be binding until reduced to writing and signed by authorized officers of St. Jude and BSC. If the designated employees are unable to resolve such dispute within such sixty-day period, any party may invoke the ADR provisions of this Section 8.01.

ARTICLE IX

General Provisions

Section 9.01. Modification. The Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in writing expressly indicating an intent to modify the Agreement and duly executed by the parties.

Section 9.02. Assignment and Transfer. The licenses and other rights granted in this Agreement shall be nonassignable and nontransferable except in connection with the sale of a party’s spinal cord stimulation products business (whether by the sale of all or substantially all of a party’s assets or its subsidiaries' assets related to spinal cord stimulation products, sale of stock of one or more subsidiary companies, merger, or otherwise). Except as permitted herein, a purported transfer of the license or other rights granted herein shall be null and void and shall give the other party hereto the right to terminate the license granted to the transferring party without terminating the licensed granted by the transferring party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of St. Jude, BSC, and their respective Affiliates and successors.

Section 9.03. Assurances. BSC shall in all events remain fully responsible for, and shall assure its own and its Affiliates' performance of, all of their respective obligations under this Agreement, and St. Jude shall in all events remain fully responsible for, and shall assure its own and its Affiliates' performance of, all of their respective obligations under this Agreement.

Section 9.04. Entire Agreement.

Other than for the agreements listed in Exhibit D, hereto, which shall still remain in full force and effect in accordance with their terms and conditions, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the parties respecting the subject matter hereof. Except for the license agreements listed in Exhibit D, any license agreement covering any BSC Licensed Patents or St. Jude Licensed Patents in existence between the parties prior to the Effective Date shall be deemed terminated as of the Effective Date and superseded by this Agreement.

Section 9.05. Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Minnesota (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Minnesota state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Minnesota state arbitration laws or arbitration rules shall be applicable.

Section 9.06. Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party's performance hereunder if such default or delay is caused by events beyond such party's reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 9.07. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 9.08. Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 9.09. Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 9.10. No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. Nothing in this Agreement shall be construed to create any relationship between the parties other than that of licensor/licensee (or sublicensor/sublicensee) as provided in this Agreement. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 9.11. Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement. Such further assurances may include, but not be limited to, an acknowledgment by Affiliates of a party that such Affiliates are bound by the terms and provisions of this Agreement or an acknowledgment that a particular patent is a BSC Licensed Patent or a St. Jude Licensed Patent.

Section 9.12. Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and duly attested by their corporate officers duly authorized for this purpose.

BOSTON SCIENTIFIC CORPORATION.

By: /s/ Paul W. Sandman
Executive Vice President, Secretary
and General Counsel

ATTEST:

By: /s/ Lawrence J. Knopf

ST. JUDE MEDICAL, INC.

By: /s/ Pamela S. Krop
Vice President, General Counsel and Secretary

ATTEST:

By: /s/ James W. A. Ladner

Exhibit A
Licensed Patents

BSC Licensed Patents:

1.	U.S. Patent No. 6,381,496
2.	U.S. Patent No. 6,516,227
3.	U.S. Patent No. 6,895,280
4.	U.S. Patent Application Publication No. 20050107841
5.	U.S. Patent Application Publication No. 20030114899

St. Jude Licensed Patents:

1.	U.S. Patent No. 4,793,353
2.	U.S. Patent No. 6,154,678
3.	U.S. Patent No. 6,216,045
4.	U.S. Patent No. 6,981,314
5.	U.S. Patent No. 7,047,627
6.	U.S. Application Publication No. 20050138791
7.	U.S. Application Publication No. 20050138792
8.	U.S. Application Publication No. 20050192655

Exhibit B
ADR Procedure Pursuant to Section 8.01(a)

1.  Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 8.01(c), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.               Within twenty (20) days after filing the Notice of Arbtiration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in patent infringement litigation and in determining whether a product embodies patent claims. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.  The parties shall not be entitled to any discovery.

4.  Fifty (50) days after filing the Notice of Arbitration, each party will submit to the arbitrator an opening brief, not to exceed 40 pages in length, setting forth its position on the merits of the dispute. The text must be spaced at least 24 points vertically and the font must be at least 12 points. Claim charts regarding infringement, non-infringement, or invalidity, attached to the brief as exhibits for the convenience of the arbitrator, will not count towards the page limit.

5.  Eighty (80) days after filing the Notice of Arbitration, each party will submit to the arbitrator a reply brief, not to exceed 40 pages in length, setting forth its responses to the other party’s opening brief. The reply brief may not raise any issues not already raised in the parties’ opening briefs and must conform to the same spacing/font requirements as the opening briefs.

6.  No more than one-hundred twenty (120) days after filing the Notive of Arbitration, the arbitrator shall provide a written, reasoned decision to the parties.

Exhibit C
ADR Procedure Pursuant to Section 8.01(b)

1.  Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 8.01(c), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.               Within twenty (20) days after filing the Notice of Arbtiration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in commercial licensing, preferably in the medical devices industry. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.  The parties shall be entitled to discovery as ordered by the arbitrator; however, it is the intention of the parties that any such discovery be limited in scope in order to reduce the cost and burden to the parties. The arbitrator shall take this intention into account when ordering discovery so that any discovery so ordered is narrowly-tailored to lead to relevant information while minimizing the burden and cost of such discovery on the parties.

4.  The arbitrator will be empowered to award specific performance of the Agreement, as well as compensatory damages, costs, and attorneys' fees to the prevailing party, as the arbitrator deems appropriate. No punitive damages of any kind shall be awarded.

5.               The arbitration shall be conducted in such a way that the arbitrator issues a decision and award no later than six (6) months after commencement of the arbitration.

Exhibit D
Additional Agreements Still in Effect

None.